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                                                                      EXHIBIT 21

                    NATIONAL STEEL CORPORATION SUBSIDIARIES

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
                                                         Jurisdiction           Percentage
                                                              of               Outstanding
          Name                                           Incorporation         Stock Owned
          ----                                           -------------         -----------
American Steel Corporation                                  Michigan                100%
Delray Connecting Railroad Company                          Michigan                100%
D. W. Pipeline Company                                      Michigan                100%
Granite City Steel Company                                  Illinois                100%
Grantie Intake Corporation                                  Delaware                100%
Great Lakes Steel Corporation                               Delaware                100%
The Hanna Furnace Corporation                               New York                100%
Hanna Ore Mining Company                                    Minnesota               100%
Ingleside Point Corporation                                 Texas                   100%
Ingleside Channel & Dock Co.                                Texas                   100%
Liberty Pipe and Tube, Inc.                                 Texas                   100%
Mathies Coal Company                                        Pennsylvania          86.67%
Mid-Coast Minerals Corporation                              Delaware                100%
Midwest Steel Corporation                                   Pennsylvania            100%
Natcoal, Inc.                                               Delaware                100%
National Acquisition Corporation                            Delaware                100%
National Caster Acquisition Corporation                     Delaware                100%
National Caster Operating Corporation                       Delaware                100%
National Coating Corporation                                Delaware                100%
National Coal Mining Company                                Delaware                100%
National Coating Limited Corporation                        Delaware                100%
National Coating Line Corporation                           Delaware                100%
National Materials Procurement Corporation                  Illinois                100%
National Mines Corporation                                  Pennsylvania            100%
National Ontario Corporation                                Delaware                100%
National Ontario II, Limited                                Delaware                100%
National Pickle Line Corporation                            Delaware                100%
National Steel Corporation (New York)                       New York                100%
National Steel Funding Corporation                          Delaware                100%
National Steel Pellet Company                               Delaware                100%
National Corporation                                        Delaware                100%
National Steel Foreign Sales Corporation                    Barbados                100%
NS Holdings Corporation                                     Delaware                100%
NS Land Company                                             New Jersey              100%
NSC Realty Corporation                                      Delaware                100%
NSL, Inc.                                                   Delaware                100%
Peter White Coal Mining Corporation                         West Virginia           100%
ProCoil Corporation                                         Delaware                100%
Puritan Mining Company                                      Michigan                100%
Rostraver Corporation                                       Delaware                100%
Skar-Ore Steamship Corporation                              Delaware                100%
The Teal Lake Iron Mining Company                           Michigan                100%
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